Exhibit 99

NEWS RELEASE




Date:             October 16, 2003

Contact:          Robert E. Dye - President & CEO
                  William B. West - Sr. Vice President & CFO

To:               News Media

Release Date:     Immediate



                          PEOPLES BANCORPORATION, INC.

                       ANNOUNCES CONTINUED STRONG EARNINGS


Easley, SC - Peoples Bancorporation, Inc. (PBCE.OB), the parent company for The Peoples National Bank, Easley, South Carolina, Bank of Anderson, N.A., Anderson, South Carolina and Seneca National Bank, Seneca, South Carolina, reported total consolidated earnings of $1,305,000 for the quarter ending September 30, 2003, a 21.5% increase in earnings over the $1,074,000 reported for the quarter ending September 30, 2002. Total consolidated earnings for the nine months ending September 30, 2003 were $4,773,000, a 50.8% increase over the earnings of $3,165,000 reported for the nine months ending September 30, 2002. Return on average equity for the third quarter of 2003 was 14.59% compared to 14.02% for the third quarter of 2002. Return on average equity for the first nine months of 2003 was 20.38% compared to 14.20% for the first nine months of 2002. On a diluted basis, earnings per share for the third quarter of 2003 were $0.36 compared to $0.30 for the third quarter of 2002, while diluted earnings per share for the first nine months of 2003 were $1.31 compared to $0.88 for the first nine months of 2002.

Total assets at September 30, 2003 were $425,687,000, a 6.9% increase over the $398,048,000 in total assets at September 30, 2002. At September 30, 2003, total gross loans (including loans held for sale) and deposits were $297,006,000 and $356,364,000 respectively compared to $270,254,000 and $331,031,000 respectively at September 30, 2002.

Commenting on the Company's performance, Company President Robert E. Dye, Sr. stated, "We are very pleased that our earnings continue to be strong, and in fact we have already earned through the first nine months of this year substantially more than we did in all of 2002. Particularly, the national trend in mortgage refinancing provided each of our three banks with extraordinary levels of fee income during the first nine months of this year. We stated in our previous report that we felt this heightened level of refinancing activity would not be sustainable in the future, and we now have seen a marked turn in refinancing activity that accompanied the recent increase in mortgage interest rates. While we are satisfied that the Company did take full advantage of this very unusual opportunity while it presented itself, we expect that future earnings may now return to more historical levels." Dye added, "We continue to be pleased with the performance of all three of our banks in their respective markets, and remain cautiously optimistic about the opportunities for future growth, especially considering the economy."

Currently, The Peoples National Bank maintains four (4) locations: two (2) in Easley, one (1) in Pickens and one (1) in Powdersville, South Carolina; Bank of Anderson, N.A. maintains two (2) locations in Anderson, South Carolina; and Seneca National Bank maintains one (1) location in Seneca, South Carolina.

To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from actual results. Additional information concerning some of the factors that could cause materially different results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, which are or will be available from the Securities and Exchange Commission's public reference facilities and from its website at www.sec.gov, or from the Company's shareholders' relations department.



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


                          PEOPLES BANCORPORATION, INC.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                 (Amounts in thousands except share information)

                                                                                        Three Months Ended September 30,
                                                                                        --------------------------------
Income Statement                                                                  2003                  2002                  Change
                                                                                  ----                  ----                  ------
  Net interest income ............................................               $3,364                $3,195                  5.29%
  Provision for loan losses ......................................                  549                   143                283.92%
  Other income ...................................................                3,112                 1,512                105.82%
  Other expenses .................................................                3,873                 2,883                 34.34%
                                                                                 ------                ------
     Income before income taxes ..................................                2,054                 1,681                 22.19%
  Provision for income taxes .....................................                  749                   607                 23.39%
                                                                                 ------                ------
     Net Income ..................................................               $1,305                $1,074                 21.51%
                                                                                 ======                ======

  Return on average assets .......................................                 1.20%                 1.12%
  Return on average equity .......................................                14.59%                14.02%

Net income per common share*
  Basic ..........................................................               $ 0.37                $ 0.31                 19.35%
  Diluted ........................................................               $ 0.36                $ 0.30                 20.00%

                                                                                            Nine months Ended September 30,
                                                                                            -------------------------------
Income Statement                                                                 2003                   2002                 Change
                                                                                 ----                   ----                 ------
  Net interest income ..........................................               $10,034                $ 9,378                  7.00%
  Provision for loan losses ....................................                 1,007                    654                 53.98%
  Other income .................................................                 9,278                  4,300                115.77%
  Other expenses ...............................................                10,797                  8,081                 33.61%
                                                                               -------                -------
     Income before income taxes ................................                 7,508                  4,943                 51.89%
  Provision for income taxes ...................................                 2,735                  1,778                 53.82%
                                                                               -------                -------
     Net Income ................................................               $ 4,773                $ 3,165                 50.81%
                                                                               =======                =======

  Return on average assets .....................................                  1.64%                  1.21%
  Return on average equity .....................................                 20.38%                 14.20%

Net income per common share*
  Basic ........................................................               $  1.36                $  0.90                 51.11%
  Diluted ......................................................               $  1.31                $  0.88                 48.86%


                                                                                                 As of September 30,
                                                                                                 -------------------
Balance Sheet                                                                   2003                    2002                 Change
                                                                                ----                    ----                 ------
Total assets .................................................                $425,687                $398,048                 6.94%
Mortgage loans held for sale .................................                  13,417                  32,913               -59.23%
Loans, net ...................................................                 279,844                 234,537                19.32%
Allowance for loan losses ....................................                   3,745                   2,804                33.56%
Securities ...................................................                  86,677                  82,203                 5.44%
Total earning assets .........................................                 399,709                 369,334                 8.22%
Total deposits ...............................................                 356,364                 331,031                 7.65%
Shareholders' equity .........................................                  36,115                  31,760                13.71%
Book value per share* ........................................                   10.30                    9.51                 8.31%

* Share data has been restated to reflect the 5% stock dividend paid in 2002.



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